                                                                     Exhibit 23d

                         Consent of Independent Auditors

The Board of Directors and Stockholders
Liberty Media Corporation:


We consent to the incorporation by reference in the following registration statements of AT&T Corp. of our report dated March 8, 2002, with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries ("New Liberty" or "Successor") as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive earnings, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000 and the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 (Predecessor period), which report appears as an exhibit to the AT&T Corp. 2003 Annual Report on Form 10-K.

Form        Registration Statement No.           Description
----        --------------------------           -----------

S-3         333-00573                            Shareowner Dividend Reinvestment and Stock Purchase Plan

S-8         333-47257                            AT&T Long Term Savings and Security Plan

S-8         33-34264, 33-34264-1, 33-29256,      AT&T Long Term Savings Plan for Management Employees
            33-21937

S-8         33-39708                             AT&T Retirement Savings and Profit Sharing Plan

S-8         333-47251                            Shares Issuable Under the Stock Option Plan of the AT&T 1987 Long
                                                 Term Incentive Program

S-8         33-50819                             AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management
                                                 Employees

S-8         33-50817                             AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan

S-8         33-54797 (Post-Effective Amendment   AT&T 1996 Employee Stock Purchase Plan
            No. 1)

S-8         333-104166                           AT&T 1996 Amended Employee Stock Purchase Plan

S-8         333-47255                            AT&T Shares for Growth Program

S-8         333-43440 and 33-28665               AT&T 1997 Long Term Incentive Program

S-3         33-49589                             AT&T $2,600,000,000 Notes and Warrants to Purchase Notes

S-3         33-59495                             AT&T $3,000,000,000 Notes and Warrants to Purchase Notes

S-4         33-57745                             AT&T 5,000,000 Common Shares

S-8         33-52119 (Post-Effective Amendment   McCaw Cellular Communications, Inc. 1983 Non-Qualified Stock Option
            No. 1 to Form S-4,                   Plan
            (33-52119-01))

S-8         33-52119 (Post-Effective Amendment   McCaw Cellular Communications, Inc. 1987 Stock Option Plan
            No. 2 to Form S-4,
            (33-52119-02))

S-8         33-52119 (Post-Effective Amendment   McCaw Cellular Communications, Inc. Equity Purchase Plan
            No. 3 to Form S-4,
            (33-52119-03))

S-8         33-52119 (Post-Effective Amendment   McCaw Cellular Communications, Inc. 1992 Stock Option Plan for
            No. 4 to Form S-4,                   Non-Employee Directors
            (33-52119-04))

S-8         33-52119 (Post-Effective Amendment   McCaw Cellular Communications, Inc. Employee Stock Purchase Plan
            No. 5 to Form S-4,
            (33-52119-05))

S-8         33-63195                             AT&T Amended and Restated 1969 Stock Option Plan for LIN
                                                 Broadcasting Corp.

S-8         333-49419 (Post-Effective Amendment  Teleport Communications Group Inc. 1993 Stock Option Plan
            No. 1 to Form S-4, (333-49419-01))

S-8         333-49419 (Post-Effective Amendment  Teleport Communications Group Inc. 1996 Equity Incentive Plan
            No. 2 to Form S-4, (333-49419-02))

S-8         333-49419 (Post-Effective Amendment  ACC Corp. Employee Long Term Incentive Plan
            No. 3 to Form S-4, (333-49419-03))

S-8         333-49419 (Post-Effective Amendment        ACC Corp. Non-Employee Directors' Stock Option Plan
            No. 4 to Form S-4, (333-49419-04))

S-8         333-49419 (Post-Effective Amendment        ACC Corp. 1996 UK Sharesave Scheme
            No. 5 to Form S-4, (333-49419-05))

S-8         333-70279 (Post-Effective Amendment        Tele-Communications, Inc. 1998 Incentive Plan
            No. 1, (333-70279-01))
                                                       Tele-Communications, Inc. 1996 Incentive Plan (Amended and Restated)

                                                       Tele-Communications, Inc. 1995 Employee Stock Incentive Plan
                                                       (Amended and Restated)

                                                       Tele-Communications, Inc. 1994 Stock Incentive Plan (Amended and
                                                       Restated)

                                                       Tele-Communications, Inc. 1994 Non-Employee Director Stock Option
                                                       Plan

                                                       Tele-Communications International, Inc. 1996 Non-Employee Director
                                                       Stock Option Plan

                                                       Tele-Communications International, Inc. 1995 Stock Incentive Plan

S-8         333-70279 (Post-Effective Amendment        Liberty Media 401(K) Savings Plan
            No. 2, (333-70279-02))                     TCI 401(K) Stock Plan

S-4         333-75083                                  Vanguard Cellular Systems, Inc.

S-4         333-86019                                  MediaOne Group

S-8         333-86019 (Post-Effective Amendment        MediaOne Group 1999 Supplemental Stock Plan
            No. 1 to Form S-4 (333-86019-1))
                                                       Amended MediaOne Group 1994 Stock Plan

S-8         333-86019 (Post-Effective Amendment        MediaOne Group 401(K) Savings Plan
            No. 2 to Form S-4 (333-86019-2))

S-8         333-53134                                  AT&T Broadband Deferred Compensation Plan

S-8         333-61676 and (Post-Effective              AT&T Senior Management Incentive Award Deferral Plan
            Amendment No.1 to Form S-8 (333-61676-1))  AT&T Deferred Compensation Plan for Non-Employee Directors

S-3         333-73120 (Amendment Nos. 1, 2, 3 and 4)  Redemption of TCI Preferred Securities

S-3         333-83174 (which supercedes               AT&T Universal Shelf Registration
            Form S-3 for the $13,080,000
            Debt Securities and Warrants to
            Purchase Debt Securities 333-71167)

S-3         333-83174-01 (Amendment No. 1)            AT&T Universal Shelf Registration




As discussed in notes 3 and 8 to the aforementioned consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities in 2001.

As discussed in note 1 to the aforementioned consolidated financial statements, effective March 9, 1999, AT&T Corp., the former parent company of New Liberty, acquired Tele-Communications, Inc., the former parent company of Liberty Media Corporation, in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.






                                                              KPMG LLP

Denver, Colorado
March 12, 2004